FCPT Announces New $85 Million Term Loan Under Existing Credit Facility MILL VALLEY, Calif.--(BUSINESS WIRE)-- Four Corners Property Trust (NYSE:FCPT), a real estate investment trust primarily engaged in the ownership and acquisition of high-quality, net- leased restaurant and retail properties (“FCPT” or the “Company”), announced today that the Company entered into an Incremental Amendment to the Third Amended and Restated Revolving Credit and Term Loan Agreement with a group of existing lenders (the “Credit Agreement”). The Company utilized the accordion feature of the Credit Agreement to enter into a new $85 million term loan (the “Term Loan”). The Term Loan matures in March 2027 with one twelve-month extension exercisable at the Company’s option, subject to certain conditions. The Term Loan will be fully drawn at close and will be used to pay down the $50 million of private notes maturing in June 2024 as well as for acquisitions and other general corporate purposes. Bill Lenehan, Chief Executive Officer of FCPT, commented “We are very appreciative of the support of our existing bank partners. This Term Loan allows us to pay down our only near-term debt maturity at a favorable borrowing cost and provides additional capital for acquisitions. This transaction highlights FCPT's commitment to a strong, investment grade-balance sheet, and positions the Company well with our next maturity not scheduled until November 2025.” In conjunction with the Term Loan, the Company entered into $85 million of interest rate swaps to fix the reference rate at 3.94% through maturity. Including a credit margin of 0.95% determined under the Credit Agreement by FCPT’s current investment grade ratings of BBB/Baa3 (Fitch/Moody’s), the effective interest rate on the Term Loan is 4.89%. Barclays Bank PLC acted as Syndication Agent and Joint Lead Arranger on the Term Loan with J.P. Morgan Chase Bank, N.A. remaining as administrative agent. The additional lenders acting as Joint Lead Arrangers and Co-Documentation Agents were The Huntington National Bank, Mizuho Bank, Ltd, Raymond James Bank, Truist Bank, and Wells Fargo Bank, N.A.. About FCPT FCPT, headquartered in Mill Valley, CA, is a real estate investment trust primarily engaged in the ownership, acquisition and leasing of restaurant and retail properties. The Company seeks to grow its portfolio by acquiring additional real estate to lease, on a net basis, for use in the restaurant and retail industries. Additional information about FCPT can be found on the website at www.fcpt.com. Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding FCPT’s intent, belief or expectations, including, but not limited to, statements regarding: the Company’s operating and financial performance, the funding of the Term Loan and intended use of proceeds. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of FCPT’s public disclosure obligations, FCPT expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in FCPT’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward- looking statements are based on management’s current expectations and beliefs and FCPT can give no assurance that its expectations or the events described will occur as described. For a further discussion of these and other factors that could cause FCPT’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in FCPT’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by FCPT from time to time with the Securities and Exchange Commission. Four Corners Property Trust: Bill Lenehan, 415-965-8031 CEO Gerry Morgan, 415-965-8032 CFO